Exhibit 99.1 CONTACT: Mary T. Conway
Conway Communications
for Comverse, Inc.
(781) 772-1679
ir@comverse.com

Comverse Announces Fiscal 2015 First Quarter Results;
Conference Call to be Held Today at 8:00 AM

WAKEFIELD, MA, June 15, 2015 - Comverse, Inc. (“Comverse”; NASDAQ: CNSI) today announced its results for the three months ended April 30, 2015.
Consolidated Highlights: Below is selected consolidated financial information for the three months ended April 30, 2015 and 2014, prepared in accordance with generally accepted accounting principles (“GAAP”), except as noted.

Comverse, Inc.:	Three Months Ended April 30,
(In thousands)	2015	2014
Total revenue	$45,705	$65,082
Costs and expenses
Cost of revenue	43,757	50,885
Research and development, net	8,280	8,359
Selling, general and administrative	19,873	25,560
Other operating expenses	3,408	1,872
Total costs and expenses	75,318	86,676
Loss from operations	(29,613)	(21,594)
Expense adjustments	7,764	5,877
Comverse performance (1)	(21,849)	(15,717)
Depreciation	3,367	3,161
Adjusted EBITDA (1)	(18,482)	(12,556)

Loss before income tax expense	(35,193)	(19,635)
Income tax expense	(4,787)	(2,460)
Loss from continuing operations	(39,980)	(22,095)
Income from discontinued operations	13,319	5,964
Net loss	$(26,661)	$(16,131)

(Loss) earnings per share - basic & diluted:
Continuing operations	$(1.83)	$(0.99)
Discontinued operations	0.61	0.27
	$(1.22)	$(0.72)

Adjusted EBITDA loss per share - basic & diluted (1)	$(0.85)	$(0.56)

Interest expense	(193)	(123)

Operating margin	(64.8)%	(33.2)%

Comverse performance margin	(47.8)%	(24.1)%

Net cash used in operating activities	$(17,704)	$(35,599)

(1) "Comverse performance", "Adjusted EBITDA" and "Adjusted EBITDA loss per share" have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” below.

Acision Transaction:
Separately, Comverse today announced it has entered into a definitive agreement to acquire Acision, a privately-held leader in secure mobile messaging and engagement services, based in London, United Kingdom. Under the terms of the agreement, the purchase price consists of $135 million in cash, certain earnout payments of up to $35 million and 3.13 million shares of Comverse’s common stock. Acision, in consultation with Comverse will seek to maintain Acision’s existing $157 million senior credit facility following completion of the transaction. Subject to provisions allowing Comverse to secure alternative financing, both Comverse and the Seller are permitted to terminate the Purchase Agreement in the event the requisite lenders under the Acision credit agreement do not consent to have the Acision debt remain in place following completion of the transaction. The resulting company will reflect the best of breed products and services from both entities, combining complementary market presence and product lines, leading to an expanded solutions portfolio and global footprint for the joint customer base.
“I am very pleased with our recent progress, especially the acquisition we announced today of Acision. I am convinced that these strategic steps are bringing us much closer to our goal of transforming Comverse into a global market leader in the Digital Lifestyle Services sector. These combined efforts secure a stronger foundation for Comverse, and allow us to pursue higher growth and profitability through an expanded product portfolio and compelling platform approach to this market,” said Philippe Tartavull, President and CEO of Comverse, Inc.
Discontinued Operations and Segment Information
Our BSS Business met the criteria to be classified as held for sale as well as discontinued operations. As such, the BSS Business has been reclassified and reflected as discontinued operations in the consolidated statements of operations for all periods presented. The assets and liabilities related to BSS Business were reclassified and reflected as available for sale on the consolidated balance sheet at April 30, 2015. We now operate as a single business segment the results of which are included in the Company's income statement from continuing operations.
Selected Balance Sheet Highlights: Below is selected balance sheet data:

	As of
(In millions)	April 30, 2015	January 31, 2015

Cash and cash equivalents	$136.1	$158.1
Restricted cash (including long-term restricted cash) and bank time deposits	43.8	43.7
Total	$179.9	$201.8
Conference Call Details
Comverse will be conducting a conference call today, June 15, 2015 at 8:00 a.m. ET. To listen to the conference call live, please dial (678) 825-8369. Please dial-in at least ten minutes before the scheduled start time. A live webcast and presentation can be accessed at www.comverse.com by following links to the events and presentations page under the Investors section. Following the call, a replay of the webcast will be archived in the same location.
Comverse Performance and Adjusted EBITDA
Our Chief Executive Officer is our chief operating decision maker (or CODM). The CODM uses Comverse performance, as defined below, as the primary basis for assessing the financial results of the company. Comverse performance, as we define it in accordance with the Financial Accounting Standards Board's guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.
Comverse performance is computed by management as loss from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of intangible assets; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic-related costs (vi) write-off of property and equipment; (vii) certain litigation settlements and related costs; (viii) restructuring expenses; and (ix) certain other gains and expenses. Compliance-related professional fees relate to fees and expenses recorded in connection with our efforts to remediate material weaknesses in internal control over financial reporting. Strategic related costs include business strategy evaluation and mergers and acquisition efforts.
Adjusted EBITDA is computed by management by adding depreciation to Comverse performance.
Presentation of Non-GAAP Financial Measures
We provide Comverse performance, Adjusted EBITDA and Adjusted EBITDA per share, non-GAAP financial measures, as additional information for our operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measure provides useful information to investors regarding certain additional financial and business trends relating to our results of operations as viewed by management in monitoring our businesses, reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Comverse, Inc.
Comverse empowers people to engage with each other, services, and things as part of their multi-device, digital lifestyle. We help service providers and enterprises deliver and monetize innovative digital experiences through an award-winning portfolio of software solutions, backed by expert services. Our solutions touch more than two billion people through 450 service providers and enterprises in 125+ countries. You can find us at www.comverse.com.
Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, statements of assumptions relating thereto, statements regarding benefits of the acquisition of Acision, including future financial and operating results, expected capitalization at closing of the acquisition, expected synergies and anticipated future financial operating performance, our and Acision’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the market price of our stock, operating expenses and cash flows, variability of our tax provision, and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports. In addition to the risks and uncertainties set forth in our SEC filings, the forward-looking statements described in this press release could be affected by the following, among other things: (i) conditions to the closing of the acquisition of Acision may not be satisfied; (ii) problems may arise in successfully integrating Acision’s business into our current business, which may result in our not operating as effectively and efficiently as expected; (iii) we may be unable to achieve expected synergies or it may take longer than expected to achieve such synergies; (iv) the transaction may involve unexpected costs or unexpected liabilities; (v) our business may suffer as a result of uncertainty surrounding the acquisition of Acision; (vi) our industry may be subject to future regulatory or legislative actions that could adversely affect us; and (vii) we may be adversely affected by other economic, business and/or competitive factors. We undertake no commitment to update or revise any forward-looking statements except as required by law.
These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.comverse.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended April 30,
	2015	2014
Revenue:
Product revenue	$10,107	$17,010
Service revenue	35,598	48,072
Total revenue	45,705	65,082
Costs and expenses:
Product costs	12,953	9,895
Service costs	30,804	40,990
Research and development, net	8,280	8,359
Selling, general and administrative	19,873	25,560
Other operating expenses:
Restructuring expenses	3,408	1,872
Total other operating expenses	3,408	1,872
Total costs and expenses	75,318	86,676
Loss from operations	(29,613)	(21,594)
Interest income	84	115
Interest expense	(193)	(123)
Foreign currency transaction (loss) gain, net	(5,573)	2,019
Other income (expense), net	102	(52)
Loss before income tax expense	(35,193)	(19,635)
Income tax expense	(4,787)	(2,460)
Loss from continuing operations	(39,980)	(22,095)
Income from discontinued operations	13,319	5,964
Net loss	$(26,661)	$(16,131)
Weighted average common shares outstanding:
Basic & Diluted	21,865,326	22,293,980
(Loss) earnings per share - basic & diluted:
Continuing operations	$(1.83)	$(0.99)
Discontinued operations	0.61	0.27
	$(1.22)	$(0.72)

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	April 30, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$136,096	$158,121
Restricted cash and bank deposits	36,054	35,802
Accounts receivable, net of allowance of $2,952 and $4,403, respectively	33,914	71,670
Inventories	17,550	17,817
Deferred cost of revenue	3,481	7,059
Deferred income taxes	14,314	13,781
Prepaid expenses	12,635	15,156
Other current assets	13,758	10,570
Assets held for sale	154,829	—
Total current assets	422,631	329,976
Property and equipment, net	39,825	49,230
Goodwill	67,585	151,217
Intangible assets, net	1,561	4,049
Deferred cost of revenue	20,305	30,437
Deferred income taxes	2,875	3,064
Long-term restricted cash	7,714	7,940
Other assets	15,365	30,439
Total assets	$577,861	$606,352
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$106,074	$121,720
Deferred revenue	116,738	185,323
Deferred income taxes	1,575	1,491
Income taxes payable	4,339	2,166
Liabilities held for sale	134,013	—
Total current liabilities	362,739	310,700
Deferred revenue	56,729	89,999
Deferred income taxes	51,034	56,815
Other long-term liabilities	114,539	135,456
Total liabilities	585,041	592,970
Commitments and contingencies
(Deficit) equity:
Common stock, $0.01 par value - authorized, 100,000,000 shares; issued 22,695,729 and 22,591,411 shares, respectively; outstanding, 21,930,512 and 21,830,081 shares, respectively	227	226
Preferred stock, $0.01 par value - authorized, 100,000 shares	—	—
Treasury stock, at cost, 765,217 and 761,330 shares, respectively	(17,292)	(17,211)
Accumulated deficit	(73,051)	(46,390)
Additional paid in capital	48,990	45,935
Accumulated other comprehensive income	33,946	30,822
Total (deficit) equity	(7,180)	13,382
Total liabilities and (deficit) equity	$577,861	$606,352

COMVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended April 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(26,661)	$(16,131)
Non-cash operating items:
Depreciation and amortization	4,927	4,739
Provision for doubtful accounts	86	254
Stock-based compensation expense	3,056	2,938
Deferred income taxes	(6,039)	1,150
Inventory write-downs	625	868
Other non-cash items, net	325	71
Changes in assets and liabilities:
Accounts receivable	(296)	(17,720)
Inventories	(475)	(2,652)
Deferred cost of revenue	2,554	5,822
Prepaid expense and other current assets	(8,603)	(11,173)
Accounts payable and accrued expense	13,280	(9,755)
Income taxes	2,122	(267)
Deferred revenue	2,757	3,404
Tax contingencies	(721)	2,479
Other assets and liabilities	(4,641)	374
Net cash used in operating activities	(17,704)	(35,599)
Cash flows from investing activities:
Purchases of property and equipment	(4,999)	(3,309)
Net change in restricted cash and bank deposits	(710)	(4,774)
Proceeds from asset sales	97	9
Net cash used in investing activities	(5,612)	(8,074)
Cash flows from financing activities:
Payment for repurchase of common stock in connection with tax liabilities upon settlement of stock awards	(81)	(386)
Proceeds from exercises of stock options	—	40
Net cash used in financing activities	(81)	(346)
Effects of exchange rates on cash and cash equivalents	1,372	(465)
Net decrease in cash and cash equivalents	(22,025)	(44,484)
Cash and cash equivalents, beginning of period	158,121	254,580
Cash and cash equivalents, end of period	$136,096	$210,096
Non-cash investing transactions:
Accrued but unpaid purchases of property and equipment	$1,220	$3,887
Inventory transfers to property and equipment	$179	$1,020

COMVERSE, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended April 30,
	2015	2014
	(Dollars in thousands)
Loss from operations	$(29,613)	$(21,594)
Expense adjustments:
Stock-based compensation expense	2,376	2,153
Amortization of intangible assets	86	—
Compliance-related professional fees	51	369
Compliance-related compensation and other expenses	8	(70)
Strategic related costs	1,716	1,290
Write-off of property and equipment	26	9
Certain litigation settlements and related costs	42	(36)
Restructuring expenses	3,408	1,872
Gain on sale of fixed assets	(2)	(5)
Other	53	295
Total expense adjustments	7,764	5,877
Comverse performance	(21,849)	(15,717)
Depreciation	3,367	3,161
Adjusted EBITDA	$(18,482)	$(12,556)
Adjusted EBITDA loss per share - basic & diluted (1)	$(0.85)	$(0.56)